EXHIBIT “10”

LOAN AGREEMENT

BY AND BETWEEN

CHURCH LOANS & INVESTMENTS TRUST

("TRUST")

AND

AMARILLO NATIONAL BANK

("BANK")

DATED

JANUARY 31, 2009

TABLE OF CONTENTS

 Page

SECTION 1.

LOANS

1

 1.1

Bank's Commitment

1

 1.2

Advances

1

 1.3

Payments, Prepayments and Application of Receipts

2

 1.4

Notes

2

 1.5

Non-Extension and Termination

5

 1.6

Commitment Fees

5

SECTION 2.

REPRESENTATIONS AND WARRANTIES

6

 2.1

Financial Statements

6

 2.2

No Material Changes

6

 2.3

Business

6

 2.4

Litigation

6

 2.5

Burdensome Provisions

6

 2.6

Compliance with Other Instruments

6

 2.7

Force Majeure

7

 2.8

Tax Liability

7

 2.9

Governmental Action

7

 2.10

Disclosure

7

 2.11

Use of Proceeds

7

SECTION 3.

CONDITIONS OF CLOSING

7

 3.1

First Closing

7

 3.2

Subsequent Closing

9

 3.3

Each Closing

9

SECTION 4.

FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATIONS;

ADDITIONAL INFORMATION AND INSPECTION

10

 4.1

Financial Statements and Reports

10

 4.2

Inspection

11

 4.3

Reappraisals

11

SECTION 5.

COLLATERAL

11

 5.1

Initial Pledges

11

 5.2

Servicing of the Collateral

11

 5.3

Remedial Actions

12

 5.4

Documentation

12

 5.5

Expenses

 12

 5.6

Return of Collateral

12

 5.7

Setoff

13

 5.8

Collateral for Exhibit “B” Note

13

SECTION 6.

COVENANTS

15

 6.1

Maintenance of Trust Office

15

 6.2

To Keep Books

15

 6.3

Payment of Taxes; Existence

15

 6.4

To Insure

16

 6.5

Limitation on Liens on Collateral

16

 6.6

Limitation on Sale, Lease, Merger or Consolidation by Trust

16

 6.7

Transfer of Business of the Trust

16

 6.8

Management Contract

16

 6.9

Collateral

16

 6.10

Further Assurance

16

 6.11

Net Worth and Indebtedness

16

 6.12

Other Borrowing

16

 6.13

Contingent Liabilities

17

 6.14

Interest Coverage Ratio

17

SECTION 7.

DEFINITIONS

17

 7.1

Appraiser .

17

 7.2

Collateral

17

 7.3

Collateral Note

17

 7.4

Performing Interim Construction Loans

17

 7.5

Performing Mortgage Loans and Church Bonds

18

 7.6

Maximum Loan Limit

18

SECTION 8.

DEFAULTS AND REMEDIES

18

 8.1

Events of Default

18

 8.2

Remedies

19

 8.3

Remedies Pertaining to Collateral

20

 8.4

Remedies Cumulative

20

 8.5

Remedies Not Waived

20

SECTION 9.

MISCELLANEOUS

20

 9.1

Expenses

20

 9.2

Successors and Assigns

21

 9.3

Home Office Payment

21

 9.4

Communications

21

 9.5

Law Governing

21

 9.6

Headings

21

 9.7

Term

21

 9.8

Usury

22

 9.9

Severability

22

 9.10

Reliance by Bank

22

SECTION 10.

ADDITIONAL PROVISION

22

-i-

LOAN AGREEMENT

AGREEMENT MADE as of January 31, 2009, by and between CHURCH LOANS & INVESTMENTS TRUST, a Texas real estate investment trust (herein called the "Trust") and AMARILLO NATIONAL BANK (herein called "Bank").

W I T N E S S E T H:

That the Trust has requested that the Bank extend credit to the Trust to enable it to borrow, at any time or from time to time during the initial or any extended term hereof, a sum not exceeding Forty-Nine Million Dollars ($49,000,000) at any one time outstanding, and the Bank is willing to extend such credit to the Trust upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants hereinafter set forth, and the conditions herein contained, hereby agree as follows:

SECTION 1.  LOANS

1.1

Bank's Commitment.

(a)

Upon the terms and conditions stated herein and relying upon the representations and warranties set forth herein, Bank agrees to make loans to the Trust, at any time or from time to time during the term hereof, in an aggregate principal amount not exceeding at any one time outstanding the lesser of $49,000,000 or the Maximum Loan Limit as defined herein.

(b)

Unless terminated as provided in paragraph 1.5 hereof, the term of the Bank's commitment hereunder shall automatically be extended for a like term of three (3) years, each such extension being evidenced by the execution and delivery by the Trust and acceptance by the Bank of a Promissory Note described in paragraph 1.4(b) below.  Each such extension shall extend the term of the Bank's commitment hereunder to a date three (3) years subsequent to the maturity date of the Promissory Note delivered pursuant to paragraph 1.4(b).

(c)

Unless the context indicates otherwise, a reference herein to "the Note" shall mean that Note held by the Bank at the time in question.

1.2

Advances.  Each loan made hereunder (herein called "Advances") may be made at the request of the Trust made by a duly authorized agent or officer thereof (whose authority shall be stated in writing by the Trust, which shall be deemed to continue until written notice of revocation of such authority has been given by the Trust and actually received by Bank).  Advances may be made at various times prior to the termination of Bank's commitment hereunder, upon proper request by the Trust therefor, subject to the Trust's compliance with all terms and provisions hereof and of any Security Agreement,

Deed of Trust or other agreement providing security for the repayment of or being otherwise relevant to the Loans hereby committed, provided that the outstanding and unpaid principal balance owing hereunder shall not at any time exceed (or be caused by such requested Advance to exceed) the limits set forth in paragraph 1.1(a).

(a)

Requests for Advances made by the Trust and meeting the requirements hereof shall, if received by Bank on or before 10:00 o'clock a.m. of any banking day, be funded by Bank at its main banking house in available funds on the day of receipt; otherwise, same shall be funded on the next following banking day.

(b)

A first Advance shall be made hereunder, without further request therefor by the Trust, in an amount equal to the principal balance owed to the Bank under that certain Loan Agreement entered into by and between the Bank and the Trust dated January 31, 2006 and extended to mature January 30, 2009 by that Change in Terms Agreement dated December 30, 2008, (the Loan Agreement and the Change in Terms Agreement being collectively referred to herein as “the Trust's 2006 Loan Agreement”).  The Trust may pay, at the time of such first Advance, all accrued but unpaid interest owed to the Bank, failing which such first Advance may be in such amount as needed to permit the payment of both principal and interest owed to the Bank. The Note shall renew and extend, but not extinguish, the unpaid indebtedness and obligations under the Trust’s 2006 Loan Agreement.

1.3

Payments, Prepayments and Application of Receipts.

(a)

The Trust may, from time to time, repay all or any portion of the loan made hereunder without penalty.  Principal amounts prepaid shall cease to bear interest upon receipt and may be re-advanced upon the same terms and conditions as set forth above for the making of Advances.

(b)

As between the Bank and the Trust, all payments and prepayments made hereunder, all Collateral proceeds, proceeds of setoff, and all other amounts received by the Bank for application to the debt of the Trust to the Bank hereunder shall be applied first to costs owing hereunder until all costs owing to the Bank are paid in full, then to accrued interest due on the Note until all accrued interest due upon the Note is paid in full, and the balance to principal.

1.4

Notes.

(a)

To evidence loans made and outstanding hereunder prior to January 31, 2009, the Trust shall execute and deliver to the Bank a Promissory Note in form similar to Exhibit "A" attached hereto and made a part hereof for all purposes, with blanks appropriately completed, and being payable as therein provided and bearing interest at a rate equal to one of the following rates as chosen by the Trust in the manner herein provided:

(1)

the thirty (30) day LONDON INTERBANK OFFERED RATES (“LIBOR”) as published in the Wall Street Journal on the first business day of each calendar month plus a margin of 2.50%;

(2)

the ninety (90) day LIBOR as published in the Wall Street Journal on the first business day of each calendar month plus a margin of 2.50%;

(3)

the one hundred eighty (180) day LIBOR as published in the Wall Street Journal on the first business day of each calendar month plus a margin of 2.50%; or

(4)

the J.P. Morgan Chase & Co. announced or published “Prime Rate” of interest in effect on the first business day of each calendar month.

HOWEVER, NOTWITHSTANDING THE ABOVE, IN NO EVENT WILL THE RATE OF INTEREST ON THE NOTE AT ANY TIME BE LESS THAN 4% PER ANNUM (“the Rate Floor”) OR MORE THAN 7.5% PER ANNUM (“the Rate Ceiling”).

The Trust shall notify the Bank on or before each Adjustment Date of the rate that the Trust selects from the options set forth above that shall apply.  The selected rate, subject to the Rate Floor and the Rate Ceiling, shall then apply to the Note for the applicable period of time applicable to the rate chosen.  In other words, if the Trust selects the rate determined by the 30 day LIBOR index, then the Note shall bear interest at that rate, subject to the Rate Floor and the Rate Ceiling, until the first business day of the month after the expiration of 30 days.  In the event that the Trust selects the rate determined by the 90 day LIBOR index, then the Note shall bear interest at that rate, subject to the Rate Floor and the Rate Ceiling, until the first business day of the month after the expiration of 90 days.  In the event the Trust selects the rate determined by the 180 day LIBOR index, then the Note shall bear interest at that rate, subject to the Rate Floor and the Rate Ceiling, until the first business day of the month after the expiration of 180 days.  In the event the Trust selects the rate determined by the J.P. Morgan Chase & Co. “Prime Rate” index, then the Note shall bear interest at that rate, subject to the Rate Floor and the Rate Ceiling, until the first business day of the following month.  In the event the Trust fails to select a rate on or before an applicable Adjustment Date, then the index applicable to the Note shall be the same as was in effect before the applicable Adjustment Date.  The term “Adjustment Date” means each date on which the interest rate on the Note is subject to change.

The Note shall be in a maximum principal amount of $49,000,000.

(b)

At maturity of any Note then evidencing the debt created hereunder, if the commitment of the Bank is extended as provided in paragraph 1.1(b), the Trust shall execute and deliver to the Bank a subsequent Note in terms identical to Exhibit "A" attached hereto and made a part hereof for all purposes, except that each such Note shall bear the date of issue and recite appropriate dates and renewal data, if any.  Each such renewal Note shall evidence loans made and outstanding hereunder prior to the maturity date of such renewal Note, which date shall be determined by mutual agreement of the Trust and the Bank.  There shall be endorsed upon each such subsequent Note, to evidence the first Advance thereunder, the principal balance outstanding hereunder at the time of issue.  Upon acceptance of same by the Bank, each such renewal Note shall be subject to all terms hereof and shall be deemed the "Note" hereunder.

(c)

If the term of this Agreement is not extended by the Bank at maturity of the notes described in paragraphs in 1.4(a) or (b) then evidencing the debt created hereunder, the Trust may elect to execute and deliver to Bank a promissory note in form similar to Exhibit "B" attached hereto and made a part hereof for all purposes (“the Exhibit “B” Note”), to evidence loans made and outstanding hereunder, which said note shall recite the appropriate dates and shall be amortized over a period of time and in such a way that the principal and interest shall be paid in equal quarterly installments in amounts as are required to retire the indebtedness over a term, not to exceed five (5) years, which shall be equal to the weighted average remaining term of the Collateral Notes which will be pledged as collateral to secure the Exhibit “B” Note as hereinafter provided.  Interest on the Exhibit “B” Note shall bear interest at a rate equal to one of the following rates as determined and adjusted in the same manner as provided in section 1.4(a) of this Agreement and likewise subject to the Rate Floor and the Rate Ceiling provided for therein:

(1)

the thirty (30) day LONDON INTERBANK OFFERED RATES (“LIBOR”) as published in the Wall Street Journal on the day immediately prior to the date of the note plus a margin of 2.50%;

(2)

the ninety (90) day LIBOR as published in the Wall Street Journal on the day immediately prior to the date of the note plus a margin of 2.50%;

(3)

the one hundred eighty (180) day LIBOR as published in the Wall Street Journal on the day immediately prior to the date of the note plus a margin of 2.50%; or

(4)

the J.P. Morgan Chase & Co. announced or published “Prime Rate” of interest in effect on the day immediately prior to the date of the note.

The collateral to be pledged to secure the Exhibit “B” Note shall be a pool of first mortgage permanent loans for which the then outstanding principal balance shall be at least equal to 110% of the principal balance owing to the Bank on the Exhibit “B” Note.  Such collateral shall be governed by the provisions of Section 5.8 of this Agreement.

There shall be endorsed upon the Exhibit “B” Note, to evidence the first advance thereunder, the principal balance outstanding hereunder at the time of issue and, upon acceptance of same by Bank, shall be subject to all terms hereof and shall be deemed the note hereunder.

(d)

Each Advance made and payment received hereunder by Bank shall be deemed made or received upon the Note held by Bank and shall be evidenced by an appropriate entry thereon or on an attachment thereto, or upon Bank's records as in other like cases, at Bank's option.  Unless the context indicates otherwise, a reference herein to "the Note" shall mean such Note (of those described in this Section 1.4) held by Bank at the time in question.

(e)

The advancing Notes as provided for under paragraph 1.4(a) and (b) shall each provide that advancements of principal may be made thereunder at various times prior to maturity at the request of the Trust, subject however the outstanding balance of same shall not exceed at any time the face amount of such notes; that interest shall accrue thereunder only from the date principal amounts are advanced; and that prepayments may be made at any time, without penalty, and any sum prepaid may be re-borrowed.

1.5

Non-Extension and Termination.   The Trust may elect not to extend this Loan Agreement at any time by giving written notice of same to the Bank.  If such election is made by the Trust during the term of a note as described in paragraphs 1.4(a) or (b) hereof, then the Trust shall pay the Note in full at its maturity.

The Bank may elect not to extend the term of this Agreement by giving written notice to the Trust at least five (5) months prior to the maturity date of the note provided in paragraph 1.4(a) or (b) then in existence evidencing the debt created hereunder.  Upon Bank giving such notice as required hereby, the Trust may elect to enter into the note and resulting payoff provisions as described in paragraph 1.4(c) hereof and the loan shall be extinguished according to the provisions of paragraph 1.4(c).

The Bank may also elect to terminate this agreement upon the failure by Trust to cure an event of default as more particularly set forth herein.

1.6

Commitment Fees.   In consideration of Bank's agreement and commitment to make the loans contemplated hereby, the Trust agrees to pay to Bank for such calendar quarter a commitment fee equal to one-fourth (1/4) of one percent (1%) per annum of the average quarterly unadvanced portion of Bank's commitment.

The term "average quarterly advanced portion" of the loan or commitment shall mean the daily average balance of the amount of the loan balance computed for a calendar quarter.  The term "average quarterly unadvanced portion" of the loan or commitment shall mean the difference between the average quarterly advanced portion of the loan and $49,000,000.

Such fee shall be computed in arrears for the three-month periods ending April 30, July 31, October 31, and January 31 of each year of the Bank's commitment on the basis of the average quarterly unadvanced portion of the commitment and shall be payable quarterly on February 1, May 1, August 1 and November 1 of each year during the term of Bank's commitment.

SECTION 2.  REPRESENTATIONS AND WARRANTIES

The Trust represents and warrants that:

2.1

Financial Statements.  The Bank has been furnished with current statements of the financial condition of the Trust, and related statements of income and expense, accompanied in each case by the opinion of independent public accountants.  Said financial statements are correct and complete and fairly present (a) the financial condition of the Trust, as of the respective dates of such balance sheets and statements of financial condition, and (b) the results of the operations of the Trust, for the fiscal periods ended on said dates, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as noted therein.

2.2

No Material Changes.  There has been no material or adverse change in the business or the condition, financial or otherwise, of the Trust subsequent to the closing date indicated by such statements.

2.3

Business.  The Trust is engaged in, and intends to engage in, the business of making loans to churches and other non-profit organizations to finance the acquisition of real property and the construction or improvements of church buildings and improvements.  The Trust is not required to be qualified to do business in any state other than Texas.

2.4

Litigation.  There are no actions, suits or proceedings (whether or not purportedly on behalf of the Trust) pending or, to the knowledge of the Trust, threatened against or affecting the Trust at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve any of the transactions herein contemplated or the possibility of any judgment or liability which may result in any material and adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of the Trust; and the Trust is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

2.5

Burdensome Provisions.  The Trust is not a party to any agreement or instrument or subject to any charter or other restriction or any judgment, order, writ, injunction, decree, rule or regulation which materially and adversely affects or in the future may (so far as the Trust can now foresee) materially and adversely affect the business, operations, prospects, properties or assets, or condition, financial or otherwise, of the Trust.

2.6

Compliance With Other Instruments.  The Trust is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any bond, debenture, note or other evidence of indebtedness of the Trust or contained in any instrument under or pursuant to which any thereof has been issued or made and delivered.  Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms, conditions and provisions hereof and of the Notes will conflict with or result in a breach of any of the terms, conditions or provisions of the Amended and Restated Declaration of Trust dated July 16, 2004, pursuant to which the Trust was created, as amended, or the bylaws of the Trust or of any agreement or instrument to which the Trust is now a party, or constitute a default thereunder, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Trust.

2.7

Force Majeure.   Since the date as of which the last financial reports were furnished to the Bank, the business, properties or assets of the Trust (including, without limitation, the real properties securing the Trust's notes receivable) have not been materially and adversely affected in any way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, drought, embargo, condemnation, confiscation, riot, activities of armed forces, or act of God, or act of the public enemy.

2.8

Tax Liability.   The Trust has filed all tax returns which are required to be filed, and has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it.  In the opinion of the Trust all tax liabilities were adequately provided for as of the closing date of the financial statements submitted to Bank and are now so provided for on the books of the Trust.

2.9

Governmental Action.  No action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by the Trust of this Agreement or the Notes.

2.10

Disclosure.  Neither the financial statements referred to in Section 2.1 hereof nor any certificate or statement furnished to Bank by the Trust, nor this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein or in this Agreement not misleading.

2.11

Use of Proceeds.   The proceeds will be applied to increase funds available for use in the Trust's church mortgage financing operations and to reduce current secured borrowings from banks or others, no part of which was incurred for the purpose of purchasing or carrying any registered security.

SECTION 3.  CONDITIONS OF CLOSING

3.1.

First Closing.   Prior to the initial Advance of funds hereunder (the making of which is herein termed "first closing"), the Trust shall have performed all of its agreements required to be performed hereunder, and the Bank shall have received from Trust's counsel in connection with this transaction, addressed to the Bank, a favorable opinion in form, scope and substance satisfactory to Bank and its counsel, delivered prior to the first Advance on the Notes:

(a)

to the effect that the Trust is a duly organized and existing real estate investment trust in good standing under the laws of the State of Texas and has the power and authority to own its property and to carry on its business as set forth in paragraph 2.3 hereof;

(b)

to the effect that this Agreement has been duly authorized, executed and delivered by the Trust and constitutes a legal valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms;

(c)

to the effect that each Note delivered by the Trust to the Bank has been duly authorized, executed and delivered by the Trust and constitutes the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms;

(d)

to the effect that the Note is secured by valid, binding and enforceable pledge of the Collateral in favor of the Bank, subject to no rights, equities or encumbrances outstanding in favor of any party other than Bank which are or could become prior to or on parity with Bank's lien on the Collateral that has been pledged as security therefor pursuant to Section 5 hereof;

(e)

to the effect that no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by the Trust of this Agreement or any Note;

(f)

to the effect that it is not necessary in connection with the delivery of any Note under the circumstances contemplated by this Agreement to register such Note under the Securities Act of 1933, as amended and then in effect, or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended and then in effect, and that if Bank should in the future deem it expedient to sell the Note (or any Note delivered in exchange therefor as in such Note or in this Agreement permitted), which the Bank does not now contemplate or foresee, such sale would not of itself require registration of such Note under said Securities Act of 1933 or qualification of an indenture in respect of such Note under said Trust Indenture Act, provided that at the time of such sale, such Bank neither controls, nor is controlled by, nor is under common control with, the Trust, either directly or indirectly, or, if any such control then exists, that such sale is not made through an underwriter as defined in said Securities Act of 1933;

(g)

as to such other matters incident to the transactions contemplated by this Agreement as the Bank may reasonably desire;

(h)

to the effect that neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, the fulfillment of the terms hereof, nor compliance with the provisions hereof and of the Note will result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the terms of the Amended and Restated Declaration of Trust dated July 16, 2004,  or the Amended and Restated Bylaws of the Trust, or any agreement or instrument of which such counsel (having made inquiry with respect thereto) has knowledge, to which the Trust is a party;

(i)

to the effect that with respect to such persons as shall have been identified in writing to the Bank as being duly authorized agents or officers of the Trust, all actions required to be taken by the Trust to clothe such persons with such authority have been taken, and the actions of such persons as contemplated herein will be and constitute and legal, valid and binding acts of the Trust; and

(j)

to the effect that all conditions for lending have been met.

3.2.

Subsequent Closing.  Prior to subsequent Advances (the making of which are herein termed "subsequent closings"), the Trust shall have performed all of its agreements theretofore to be performed hereunder.

3.3.

Each Closing.  Prior to each Advance, the Trust shall have satisfied the following:

(a)

Officer's Certificate.  The Trust shall have delivered to Bank at least quarterly a certificate or certificates, signed by an authorized officer of the Trust, to the effect that the facts required to exist by paragraph 3.3(b) and paragraph 3.3(c) hereof exist on such closing date.

(b)

Representations True.  The representations and warranties contained in paragraphs 2.1 and 2.11 hereof, inclusive, as from time to time amended, shall be true on and as of each subsequent closing date until further amended with the same effect as though such representations and warranties had been made on and as of such closing date.

(c)

Events of Default.  No event shall have occurred which constitutes an event of default or which, with notice or lapse of time or both, would become such an event of default.

(d)

Determination of the Maximum Loan Limit.  On the date of each advance, the Maximum Loan Limit as determined pursuant to Section 7.6 shall at least equal the sum of (a) the aggregate principal balance outstanding (including, for the purpose of this computation, the amount of the Advance requested) on the Note on such closing date and (b) the aggregate amount of all other indebtedness owed to Bank; and the Bank shall have received such certificates or other evidence as it may reasonably request to establish compliance with this condition.

(e)

Proceedings, Instruments, Etc.  All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory in form, scope and substance to the Bank and its counsel; and the Bank shall have received copies of all documents which the Bank may reasonably request in connection with said transactions and copies of the records of all proceedings in connection therewith in form, scope and substance satisfactory to the Bank and its counsel.

(f)

Delivery of Note.  The Note shall have been duly authorized, executed and delivered to the Bank.

SECTION 4.  FINANCIAL STATEMENTS;

COMPLIANCE CERTIFICATIONS;

ADDITIONAL INFORMATION AND INSPECTION

4.1

Financial Statements and Reports.  So long as Bank (or a nominee designated by Bank) shall hold the Note, the Trust will deliver to the Bank:

(a)

as soon as practicable, and in any event within 60 days after the end of the first six month period of each fiscal year of the Trust, statements of income and expense of the Trust for such period and for that part of the fiscal year ending with such monthly period and statements of financial condition of the Trust as of the end of such period, setting forth in each case in comparative form the corresponding figures for and as at the end of the corresponding period of the preceding fiscal year, in reasonable detail, and certified by an authorized financial officer of the Trust subject to year-end audit adjustments;

(b)

as soon as practicable, and in any event within 90 days after the end of each fiscal year of the Trust, statements of income and expense of the Trust for such year, and statements of financial condition of the Trust as at the end of such year, setting forth in each case in comparative form the corresponding figures of the previous annual audit, all in reasonable detail and accompanied by a report or opinion of independent accountants of recognized standing selected by the Trust;

(c)

as soon as practical, and in any event within 30 days of the end of each calendar quarter, a certificate prepared by an authorized officer of the Trust listing the Collateral Notes and any other Collateral on deposit pursuant to Section 5 hereof and certifying the Maximum Loan Limit as defined by Section 7.6 hereof;

(d)

concurrently with the aforesaid financial statements delivered pursuant to paragraph 4.1(a) and paragraph 4.1(b) hereof, a certificate of an authorized financial officer of the Trust to the effect that the Trust is not in default in the fulfillment of any of the terms, covenants, provisions or conditions of the Note or this Agreement, or, if any such default exists, specifying such default or defaults and the nature and status thereof, and, in the case of the aforesaid financial statements delivered pursuant to paragraph 4.1(b) hereof, to the effect that said financial statements are correct and complete and truly present the financial condition of the Trust as at the end of and for the fiscal year to which they relate;

(e)

promptly upon receipt thereof, copies of any detailed reports submitted to the Trust by independent accountants in connection with each annual examination of the financial statements of the Trust made by such accountants;

(f)

as soon as practicable, all such financial statements and reports as the Trust shall send to its shareholders and all regular and periodic reports which it may file with the Securities & Exchange Commission, or any governmental agency or agencies substituted therefor; and

(g)

such other information as to the business and properties of the Trust, including financial statements and other reports filed with any governmental department, bureau, commission or agency, as the Bank may, from time to time, reasonably request.

4.2

Inspection.  So long as Bank (or a nominee designated by Bank) shall hold the Note, the Bank shall have the right to visit and inspect, under the guidance of the Trust, the Collateral, Collateral Documents, any of the Trust’s properties, to examine its books of account and to discuss the affairs, finances and accounts of the Trust with its officers, all at such reasonable times and as often as the Bank may reasonably request.

4.3

Reappraisals.  The Bank may demand, and the Trust shall be obligated to cause, reappraisal of any specific real property constituting security for the collateral hereunder at any time the Bank in good faith believes or the Trust has reason to believe that an existing appraisal is not representative of the true value of such property.  Such reappraisals shall be made by an Appraiser and furnished to the Bank within a reasonable time after the Trust makes such determination, or the Bank makes such request, and same shall be made at the expense of the Trust.

SECTION 5.  COLLATERAL

5.1

Initial Pledges.  Prior to any Advance the Trust will pledge, as security for the Note and the performance of all covenants and obligations of the Note and this Agreement,  the Collateral (as defined in paragraph 7.2 hereof).  The Trust shall execute and deliver to Bank, as security for indebtedness now owed and hereafter to be owed to Bank, a Security Agreement in form acceptable to Bank and the Trust, and shall execute and deliver to Bank such other security agreements, financing statements or other instruments as Bank may reasonably require in order to perfect and maintain the perfection of Bank's security interest.

5.2

Servicing of the Collateral.   Unless (a) the Trust shall be in default under the Note, or (b) the payments scheduled to be received by the Trust on such Collateral Notes are such that the continued receipt of such payment by the Trust will (in the absence of a reduction in the outstanding balance owed on the Note) result in a deficiency of Collateral under the terms of paragraph 6.9 hereof during the remainder of the then current quarter or the quarter immediately following, then the Trust shall be entitled to hold the Collateral and all instruments securing the Collateral, collect all payments on account of the Collateral and the Trust may enter into such modifications, renewals or extensions of a Collateral Note or mortgage pledged as security for the Collateral Note at the Trust may determine in its normal business practices.  In case of default or impending default as under (b) last above by the Trust under the Note, the Bank shall be entitled to collect all payments on account of the Collateral; provided, however, that if there be only an impending default, as under (b) last above, the Trust may retain the right to collect such payments by making an appropriate prepayment of the Note as set forth in paragraph 5.3 below. Any such payments received by the Trust during the continuance of any such default or impending default shall be deposited with Bank and until so paid over shall be held in trust for Bank by the Trust.   Until written notice to the contrary is given by Bank to the Trust, the Trust shall be obligated, at its own expense, to service all loans evidenced by Collateral pledged as security for the Note, which includes, without limitation of the generality thereof, the obligation (i) to pay or cause to be paid all taxes and other governmental charges relating to the encumbered properties, (ii) to keep adequate books and records reflecting all transactions relating to the loans (which books and records, together with all files, papers and policies relating to the loans, shall, if an event of default hereunder has occurred and is continuing, be delivered to Bank upon written request), and (iii) otherwise to take such action with respect to each mortgage so as to preserve the rights of each present or future holder thereof and the lien status thereof.  In the event that the Pledge Value of the Collateral falls below that required by paragraph 6.9 hereof, then all insurance proceeds, condemnation awards, title insurance proceeds and similar payments collected by the Trust in respect of any of the Collateral shall be deposited with Bank within 60 days after collection, and until so paid over, shall be held in trust for Bank by the Trust, except that in the case of fire or casualty insurance proceeds, the money may be used to pay for the cost of restoring the improvements on the affected property.

5.3

Remedial Actions.   If at any time the total outstanding under the Note exceeds the Maximum Loan Limit, then, without notice or demand by Bank, the Trust will immediately make a prepayment of principal and interest on the Note in an amount necessary to reduce the total outstanding under the Note to be less than the Maximum Loan Limit.

5.4.

Documentation.   All instruments of assignment and pledge, all certificates and all requests to be delivered by the Trust pursuant to this Section 5 shall be signed by a duly authorized officer of the Trust and shall be in form and substance satisfactory to Bank and Bank's counsel.

5.5

 Expenses.  The Trust hereby agrees to pay the fees of any agent the Bank may appoint for the purpose of enforcement of the rights of Bank under this Section 5 and to pay all expenses incurred by either of them in connection with the transactions contemplated by this Section 5 and the cost of any necessary recordation or filing of documents in connection with such transactions.

5.6

Return of Collateral.   Upon the payment in full of the Note, the Bank shall release the pledge of the Collateral and execute and deliver to the Trust any and all documents and instruments reasonably requested by the Trust to grant in the Trust title to the Collateral free and clear of any lien of the Bank.

5.7

Setoff.  In addition to other security for the payment of the indebtedness of the Trust to the Bank hereunder, the Trust hereby grants to Bank and to any other bank now or hereafter holding an interest in loans made hereunder an express, contractual right of setoff in any and all deposit accounts held by any such bank to secure payment of all funds loaned hereunder.  Such right of setoff shall not be limited to the amount of indebtedness of the Trust to any particular bank, but shall secure all indebtedness created hereunder.

5.8

Collateral for Exhibit “B” Note. The following provisions shall apply to the collateral securing the Exhibit “B” Note during any period of time that there is a balance owing by the Trust to the Bank pursuant to the Exhibit “B” Note as provided in Section 1.4(c) of this Agreement.

(a)

The Trust shall select a pool of first mortgage loans meeting the requirement of Eligible Mortgages as defined herein which the outstanding principal balance shall at all times be equal to 110% of the principal balance due from time to time on the Exhibit “B” Note.  Such loans securing the Exhibit “B” Note shall herein be referred to as the “Exhibit ‘B’ Note Collateral”.

(b)

On or before the date of the Exhibit “B” Note, the Trust shall select the Exhibit “B” Note Collateral and shall pledge, as security for the Exhibit “B” Note and the performance of the Exhibit “B” Note and this Agreement applicable thereto, such Exhibit “B” Note Collateral by executing and delivering to the Bank a Security Agreement in form acceptable to the Bank and the Trust pledging the Exhibit “B” Collateral and shall execute and deliver to Bank such other security agreements, financing statements or other instruments as Bank may reasonably require in order to perfect and maintain the perfection of Bank’s security interest in the Exhibit “B” Collateral.  The Bank may elect to hold in its possession the actual notes, mortgages and related collateral documents comprising the Exhibit “B” Note Collateral.

(c)

The term "Eligible Mortgage" shall mean (in addition to any First Mortgage or Deed of Trust specifically approved in writing by the Bank) any First Mortgage or Deed of Trust on improved real property owned by a church, other non-profit organization or other entity located within the continental limits of the United States of America or Canada, securing a valid and subsisting Promissory Note, or valid and subsisting Bonds of an issuing church, other non-profit organization or other entity of which the Trust is the legal and equitable owner and holder, provided that:

(1)

the principal amount of the obligation secured by such First Mortgage or Deed of Trust shall not be in excess of eighty-five per cent (85%) of the appraised value of the real property subject thereto;

(2)

the obligation secured by such First Mortgage or Deed of Trust shall bear interest at no less than the Trust’s prime lending rate plus one-half of one percent (½%) per annum, shall mature not more than twenty years subsequent to the date on which such obligation was created, shall provide for regular periodic payments sufficient to pay accrued interest thereon and to retire the principal amount thereof in approximately level payments over the original life of such obligation and shall not at the time of its deposit with the Bank be in default for any reason; thereafter, the occurrence of any default in the terms of the Mortgage or the obligation secured shall render such Mortgage ineligible and the Trust shall promptly notify the Bank of such ineligibility; provide that if such default be only a lateness of payment thereunder (not in excess of 90 days), then such default shall not render such Mortgage ineligible unless such lateness shall have been of a recurring nature, in which event the Bank may, at its option, declare such Mortgage ineligible and demand substitution under the provisions of paragraph 5.4 hereof;

(3)

all contemplated improvements on the real property subject to such First Mortgage or Deed of Trust shall have been completed and insured to the full extent of their insurable value against damage by fire and other risks customarily included under extended coverage, and in the case of a Mortgage or Deed of Trust securing a Promissory Note, with a standard mortgagee clause attached making the loss, if any, payable to the Trust and the Bank, as their interests may appear, and in the case of a Mortgage or Deed of Trust securing bonds, with a standard mortgagee clause attached making the loss, if any, payable to the Indenture Trustee for the benefit of the bondholders;

(4)

customary title insurance shall have been obtained from an insurer selected by the Trust and satisfactory to the Bank, insuring the validity and priority of the lien of such First Mortgage or Deed of Trust in favor of the Trust and its assignees in an amount equal to the full amount of the Promissory Note secured thereby, or in favor of the Indenture Trustee in an amount equal to the full principal amount of all outstanding bonds of the offering in which the Bonds are a part, or an opinion of counsel shall have been obtained from counsel selected by the Trust and acceptable to Bank to the effect that such Mortgage or Deed of Trust constitutes a direct and valid first lien in favor of the Trust and its assignees, or the Indenture Trustee, upon the real property subject thereto, enforceable in accordance with its terms; and

(5)

the outstanding principal balance of any one note secured by an Eligible Mortgage shall not exceed the sum of $3,000,000 unless otherwise accepted by the Bank.

(d)

Upon the payment in full of a pledged Eligible Mortgage or upon the withdrawal of any pledged mortgage and/or deed of trust serving as Exhibit “B” Note Collateral, the Bank shall, upon request of the Trust, transfer back to the Trust, the note and mortgage and/or deed of trust so paid or withdrawn and the Trust shall pledge an additional Eligible Mortgage(s) as is necessary to collateralize the Exhibit “B” Note as provided herein.

(e)

The Bank may demand, and the Trust shall be obligated to cause, reappraisal of any specific real property constituting security for the Exhibit “B” Note Collateral hereunder at any time the Bank in good faith believes or the Trust has reason to believe that an existing appraisal is not representative of the true value of such property.  Such reappraisals shall be made by an Appraiser and furnished to the Bank within a reasonable time after the Trust makes such determination, or the Bank makes such request, and same shall be made at the expense of the Trust.

SECTION 6.  COVENANTS

The Trust covenants and agrees that on and after the date of this Agreement and so long as the Note shall be outstanding:

6.1

Maintenance of Trust Office.  The Trust will maintain an office or agency in or near the City of Amarillo, Texas, where notices, presentations and demands to or upon the Trust in respect to the Notes and this Agreement may be given or made.  Such office shall be the office of the Trust at 5305 I-40 West, Amarillo, Texas 79106, unless and until another address is designated by the Trust in a written notice to the Bank.

6.2

To Keep Books.  The Trust will keep proper books of record and account in which full, true and correct entries will be made of its transactions in accordance with sound accounting principles.

6.3

Payment of Taxes; Existence.  The Trust will:

(a)

pay and discharge promptly or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, person or mixed, or upon any part thereof, before the same shall become in default, as well as lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon its property or any part thereof; provided, however, that the Trust shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Trust shall have set aside on its books reserves (segregated to the extent required by sound accounting principles) deemed by it adequate with respect thereto; and

(b)

do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided that nothing in this paragraph 6.3 shall prevent the abandonment or termination of the rights and franchises of the Trust if, in the opinion of the Board of Trust Managers of the Trust, such abandonment or termination is in the best interest of the Trust and further provided that such termination be not prejudicial in any material respect to the holders of the Notes, who shall have been given reasonable advance notice in writing of the action proposed to be taken.

6.4

To Insure.  The Trust will keep adequately insured, by financially sound and reputable insurers, all properties of a character usually insured by institutions engaged in the same or a similar business against loss or damage of the kinds customarily insured against by such institutions, and carry such other adequate insurance as is usually carried by institutions engaged in the same or a similar business.

6.5

Limitation on Liens on Collateral.   Except as contemplated by this Agreement, the Trust will not create, assume, incur or suffer or permit to be created, assumed or incurred or to exist any mortgage, lien, charge or encumbrance of any kind upon, or pledge of, any of the Collateral.

6.6

Limitation on Sale, Lease, Merger or Consolidation by Trust.  The Trust will not sell, lease, transfer or otherwise dispose of all or any substantial part of its properties and assets or consolidate with or merge into any other person or permit another person to merge into it.

6.7

Transfer of Business of the Trust.  The Trust will not transfer or cause to be transferred, by any method whatsoever, any material segment of the present or future business of the Trust to any affiliated person present or future, or make any arrangement whereby any affiliated person will assume or take over any material segment of the present or future business of the Trust.

6.8

Management Contract.   The Trust will not enter into a contract for management services with any person or persons without the prior written consent of the Bank, which consent will not be unreasonably withheld.

6.9

Collateral.  The Note and all other indebtedness now or hereafter owed to Bank shall at all times be secured by a valid first lien on the Collateral.

6.10

Further Assurance.   The Trust, at its expense, will execute and deliver such instruments and take such further action (including recordation and filing) as may be necessary or as may be requested by the Bank for the purpose of perfecting and protecting the lien contemplated by paragraph 6.9 hereof.

6.11

Net Worth and Indebtedness.  The net worth of the Trust shall not at any time be less than $18,000,000; and the total indebtedness of the Trust shall not at any time exceed a sum equal to 2.5 times the total net worth of the Trust.

6.12

Other Borrowing.  The Trust will not, at any time during the term of this Loan Agreement, borrow funds from any lender other than the Bank through any financing arrangements, without first obtaining written consent of the Bank, which consent shall not be unreasonably withheld, and which such other borrowings shall be subordinate to the lien position of the Bank, however, this restriction shall not apply to: (i) any sums which may now or hereafter be borrowed under Secured Savings Certificates now issued by the Trust and presently outstanding, or as hereinafter issued; (ii) any sums which may now or hereafter be borrowed under one or more unsecured Master Note Agreements with such individuals, partnerships, corporations or other legal entities as the Trust may from time to time determine without limitation; or (iii) other borrowing or financing arrangements secured by loans not pledged to secure the Exhibit “B” Note during the term of this Agreement applicable to Section 1.4(c) and related provisions applying to the Exhibit “B” Note; provided, however, that the total indebtedness of the Trust shall not exceed the restrictions hereinabove set forth.

6.13

Contingent Liabilities.  The Trust will not, at any time during the term of this Loan Agreement, create, incur or permit to exist any guaranty or other contingent liability with respect to the debt or obligations of any other person or entity without the prior written consent of the Bank, which consent will not be unreasonably withheld.

6.14

Interest Coverage Ratio.  As of the end of each fiscal year of the Trust during the term of this Agreement, the ratio of the Trust’s earnings for such year before deduction of interest and taxes (“EBIT”) as compared to the Trust’s interest expense for such fiscal year shall not be less than 1.2.

SECTION 7.  DEFINITIONS

For all purposes of this Agreement, unless the context otherwise requires, the following definitions shall be applicable hereto:

7.1

Appraiser.  The term "Appraiser" means a person selected by the Trust who is qualified to appraise real property and who shall not have been disapproved in writing by Bank.

7.2

Collateral.   The term "Collateral" shall mean and include all Promissory Notes payable to Trust (whether evidencing an interim or permanent loan by the Trust), and the Mortgages and Deeds of Trust securing payment of same, all Bonds issued by churches or other non-profit organizations which are secured by a Mortgage or Deed of Trust upon the property of the Issuer, and all cash deposited with the Bank in trust, as security for the Notes.  However, in the event that the Trust is obligated to the Bank under the terms of Section 1.4(c) hereof applicable to the Exhibit “B” Note, then the “Collateral” shall mean only those Promissory Notes and related instruments pledged by the Trust to secure the payment of the Exhibit “B” Note.

7.3

Collateral Note.  The term “Collateral Note” shall mean any promissory note held by the Trust during the term of this Agreement.

7.4

Performing Interim Construction Loans.  The term “Performing Interim

Construction Loans” shall mean those interim loans (being loans that are not amortized) that are characterized as performing interim construction loans on the Trust’s quarterly and annual financial statements which are filed with the Securities Exchange Commission (“SEC”).  The interim construction loans which are characterized as “performing” on the Trust’s quarterly and annual financial statements are those interim construction loans that, pursuant to the policies of the Trust, have not been classified as “cash basis” or “capital recovery” and, therefore, the Trust is accruing interest on the applicable loan.

7.5

Performing Mortgage Loans and Church Bonds.  The term “Performing Mortgage Loans and Church Bonds” shall mean those amortized loans and church bonds that are characterized as performing mortgage loans and church bonds on the Trust’s quarterly and annual financial statements which are filed with the Securities Exchange Commission (“SEC”).  The amortized loans and church bonds which are characterized as “performing” on the Trust’s quarterly and annual financial statements are those amortized loans and church bonds that, pursuant to the policies of the Trust, have not been classified as “cash basis” or “capital recovery” and, therefore, the Trust is accruing interest on the applicable loan.

7.6

Maximum Loan Limit.  The term “Maximum Loan Limit” shall mean an amount, as of the date of determination, equal to eighty-five percent (85%) of the outstanding principal amount of all of the “Performing Mortgage Loans and Church Bonds” and fifty percent (50%) of the outstanding principal amount of all of the “Performing Interim Construction Loans”.  Provided, however, the Maximum Loan Limit shall at no time exceed $49,000,000.  The Maximum Loan Limit shall be determined quarterly as of the first day of each calendar quarter.

SECTION 8.  DEFAULTS AND REMEDIES

8.1

Events of Default.   The occurrence of any of the following events for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall be deemed an "Event of Default", that is to say:

(a)

if default shall be made in due and punctual payment of the principal of, or premium on, the Note when and as the same shall become due and payable, whether at the maturity or at a date fixed for prepayment or by acceleration or otherwise;

(b)

if default shall be made in the due and punctual payment of any installment of interest on the Note, when and as such interest installment shall become due and payable, and such default shall have continued for a period of 10 days;

(c)

if default shall be made in the performance or observance by the Trust of any covenant, agreement or condition contained in paragraph 6.4 to paragraph 6.13, inclusive, of this Agreement;

(d)

if default shall be made in the performance or observance by the Trust of any other of the covenants, agreements or conditions contained in this Agreement, and such default shall have continued for a period of 30 days after written notice thereof by the Bank to Trust or if default shall be made in the performance or observance by Trust of any of the covenants, agreements, terms or conditions of the Security Agreement or any other instrument furnishing security for this or any other indebtedness now or hereafter owed by Trust to Bank;

(e)

if default shall occur with respect to any evidence of indebtedness (other than the Note) of the Trust or under any agreement under which any evidence of indebtedness may be issued by the Trust and such default shall continue for more than the period of grace, if any, therein specified;

(f)

if the Trust shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act, (iii) make an assignment for the benefit of its creditors, (iv) seek or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, (v) file a petition or answer seeking reorganization, arrangement or winding-up under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, or any other jurisdiction, or (vi) if the Trust shall, upon the filing of a petition in bankruptcy against it, fail to contest such petition within 30 days thereafter, or at any time be adjudicated a bankrupt;

(g)

if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of the Trust, a receiver or other representative of the Trust or of the whole or any substantial part of its properties, or approving a petition filed against the Trust seeking reorganization, arrangement or winding-up of the Trust under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof or any other jurisdiction, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of the entry thereof;

(h)

if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Trust or of the whole or any substantial part of its properties and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control; or

(i)

if final judgment for the payment of money in excess of $25,000 shall be rendered by a court of record against the Trust and the Trust shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereon within 60 days from the date of entry thereof and within said period of 60 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

8.2

Remedies.  If any one or more of the Events of Default specified in paragraph

8.1 above shall occur and be continuing, Bank may, at its option, exercise any one or more of the following:

(a)

Terminate its commitment and cease to make advances hereunder; or

(b)

Declare its Note and all other indebtedness of the Trust to such Bank to be immediately due and payable; or

(c)

Exercise all rights of setoff to which it may be entitled hereunder or otherwise; or

(d)

Proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for specific performance of any covenant, condition or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement; or

(e)

Proceed to enforce the payment of its Note or to enforce any other legal or equitable right of Bank.

8.3

Remedies Pertaining to Collateral.   If any one or more of the Events of Default specified in paragraph 8.1 shall occur and be continuing, the Bank may forthwith apply any Deposited Cash to the payment of the principal of, and interest and premium, if any, on the Note and may exercise any and all rights or remedies of the Bank with respect to the Collateral granted under the terms of the Security Agreement or otherwise and without limitation of the generality of the foregoing, may, after 5 days notice to the Trust, sell, transfer, assign or otherwise dispose of, give options to purchase, and deliver the Collateral or any part thereof at public or private sale or sales at any exchange, broker's board or elsewhere for cash or credit, or for future delivery without assumption of any credit risk.  The Bank shall have the right upon such sale or sales, public or private, to purchase the whole or any part of the Collateral free from any right or equity of redemption in the Trust, which right or equity is hereby waived and released, and to apply the necessary proceeds of any such realization to the payment of the principal of and interest and premium, if any, on the Note and all other sums payable by the Trust to the Bank hereunder, under the Note or under the Security Agreement described in paragraph 5.1 above.

8.4

Remedies Cumulative.   No remedy herein conferred upon the holder of the Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, or by statute, contract or otherwise.

8.5

Remedies Not Waived.   No course of dealing between the Trust and the holder of the Note or any delay on the part of the holder thereof in exercising any rights hereunder shall operate as a waiver of any rights of any holder thereof.

SECTION 9.  MISCELLANEOUS

9.1

Expenses.  Whether or not the transaction contemplated by this Agreement shall be consummated, the Trust agrees to pay the fees of the Bank and counsel for the Bank and the out-of-pocket disbursements of such counsel in connection therewith, and to pay all printing and other expenses in connection with such transactions, and to reimburse Bank for any out-of-pocket expenses in connection therewith.

9.2

Successors and Assigns.   All covenants, agreements representations and warranties made herein or in certificates delivered in connection herewith by or on behalf of the Trust shall bind and inure to the benefit of the successors and assigns of the Trust, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of Bank's successors and assigns.  In this connection, it is recognized that Bank may enter into an agreement with one or more other lending institutions granting to it or them a participation in the Note and Collateral, and it is agreed and understood that all provisions hereof shall inure to the benefit of any and all such participants to which Bank might sell, assign, or transfer an interest in the Note.

9.3

Home Office Payment.   Notwithstanding any provision to the contrary in the Note contained, the Trust will promptly and punctually pay to Bank at its banking house or such other address as may be designated in writing by Bank, all amounts payable in respect of the principal of, premium, if any, or interest on, the Note or other evidence of indebtedness then held by Bank, without any presentment thereof and without any notation of such payment being made thereon.  In the event that Bank shall sell, transfer and assign the Note evidencing its loan hereunder, Bank will notify the Trust of such sale and of the name and address of the transferee of such Note, and Bank will, prior to the delivery of such Note, make or cause to be made a notation thereon, of the date to which interest has been paid thereon and, if not theretofore made, a notation on such Note of the outstanding principal balance owed thereon.

9.4

Communications.  All communications provided for hereunder shall be in writing, and if to Bank, mailed or delivered to Bank at Box 1, Amarillo, TX 79105-0001, or if to the Trust, mailed or delivered to the Trust at its office at 5305 I-40 West, Amarillo, TX 79106, or addressed to either party at any other address in the United States of America that such party may hereafter designate by written notice to the other party.

9.5

Law Governing.  Subject to the provisions of paragraph 9.8 hereof, this Agreement shall be construed in accordance with and governed by the laws of the State of Texas.  No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged, orally, but only by an agreement in writing, signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

9.6

Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

9.7

Term.  Unless sooner terminated as herein elsewhere set forth, or extended pursuant to paragraph 1.1(c) hereof, the commitment of the Bank shall expire as set forth in paragraph 1.1(c) hereof.  Notwithstanding the prior termination of the commitment of the Bank, it is agreed that the warranties, representations, covenants, obligations, rights and duties of the parties shall remain in full force and effect until all indebtedness created hereunder is paid in full.

9.8

Usury.  It is the intention of Bank and the Trust that this Agreement, the Note and all provisions hereof and all documents securing payment thereof and all other agreements by Bank and the Trust conform in all respects to the federal usury law applicable to national banks domiciled in the State of Texas, so that no payment of interest or other sum construed to be interest shall exceed the highest lawful rate permissible.   If from any circumstances whatsoever the maker contracts for the payment or pays any sum as interest or construed to be interest which would exceed the highest lawful rate applicable to this transaction, then, ipso facto, the amount contracted for shall be automatically reduced to the highest lawful rate authorized for this transaction.  Excess interest, if any, shall be applied to the reduction of the principal balance of the Notes, if any, and if the principal balance has been fully paid, the excess interest shall be refunded to the Trust.  To the extent permitted by law, thereupon Bank shall not be subject to any penalty provided for the contracting for, charging or receiving interest in excess of such highest lawful rate regardless of when or the circumstances under which such refund or application was made.  To the extent that the maximum rate of interest may at any time be determinable by reference to the laws of the State of Texas, the parties designate as the ceiling governing all transactions hereunder the Indicated Rate ceiling as announced from time to time by the Consumer Credit Commission of the State of Texas, pursuant to the provisions of Article 5069-1.04, Vernons' Texas Civil Statutes.

9.9

Severability.  If any term, provision, covenant or commission of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

9.10

Reliance by Bank.   The Bank shall be entitled to rely upon any writing, facsimile transmission, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by an authorized person and upon opinions of counsel and other professional advisers selected by the Bank.

SECTION 10.  ADDITIONAL PROVISION

Notwithstanding anything to the contrary contained herein, it is understood and agreed that the owners of Certificates of Beneficial Interest of the Trust, irrespective of whether said Certificates of Beneficial Interest are owned by any person in such person's individual capacity or in any representative capacity, shall not be personally liable under or by virtue of this Agreement or under any Note executed pursuant hereto, or on any Note endorsed by the Trust and delivered to the Bank as security for payment of the loans advanced pursuant to this Agreement.  The foregoing provisions shall be deemed a limitation on personal liability only to the extent that such liability, if any, arises by virtue of the ownership of said Certificates of Beneficial Interest.  Nothing contained in this paragraph shall be deemed to limit, release or modify the liability, if any, of any such owner of Certificates of Beneficial Interest arising in any manner other than because of such ownership, including by way of example, but not limitation, the liability, if any, of any person having executed a Guaranty or of any member of the Board of Trust Managers or any officer thereof for willful misconduct or gross negligence in connection with any representation, warranty, or certificate made by such person in performance of this Agreement.  This paragraph shall not be deemed to create or imply the existence of personal liability on the part of any person by virtue of any office or otherwise, but rather shall be deemed solely a statement of the limitation of personal liability, if any, arising by virtue of the ownership to said Certificates of Beneficial Interest.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

TRUST:		CHURCH LOANS & INVESTMENTS TRUST

	By:	/s/ Kelly Archer
Kelly Archer, President

BANK:		AMARILLO NATIONAL BANK

	By:	/s/ Brent Wade
Brent Wade, Senior Vice President

Amarillo National Bank

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$49,000,000.00	01-31-2009	01-31-2012	7000027388	5200	165453	245	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations.

Borrower: CHURCH LOANS & INVESTMENTS TRUST
P. O. BOX 8203
AMARILLO, TX 79114-8203

Lender: AMARILLO NATIONAL BANK
COMMERCIAL LOANS
P.O. Box 1
Amarillo, TX 79105

Principal Amount: $49,000,000.00 **Date of Note: January 31, 2009**

PROMISE TO PAY. CHURCH LOANS & INVESTMENTS TRUST ("Borrower") promises to pay to AMARILLO NATIONAL BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of Forty-nine Million & 00/100 Dollars ($49,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance or maturity, whichever occurs first.

CHOICE OF USURY CEILING AND INTEREST RATE. The interest rate on this Note has been implemented under the "Weekly Ceiling" as referred to in Sections 303.002 and 303.003 of the Texas Finance Code. The terms, including the rate, or index, formula, or provision of law used to compute the rate on the Note, will be subject to revision as to current and future balances, from time to time by notice from Lender in compliance with Section 303.103 of the Texas Finance Code.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on January 31, 2012. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Notwithstanding any other provision of this Note, Lender will not charge interest on any undisbursed loan proceeds. No scheduled payment, whether of principal or interest or both, will be due unless sufficient loan funds have been disbursed by the scheduled payment date to justify the payment.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Libor Rate as published in the Wall St Journal (the "Index"). Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each Month . Borrower understands that Lender may make loans based on other rates as well. **The Index currently is 0.430% per annum.** The interest rate to be applied prior to maturity to the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 2.500 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 4.000% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this Note be less than 4.000% per annum or more than (except for any higher default rate or Post Maturity Rate shown below) the lesser of 7.500% per annum or the maximum rate allowed by applicable law. For purposes of this Note, the "maximum rate allowed by applicable law" means the greater of (A) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (B) the "Weekly Ceiling" as referred to in Sections 303.002 and 303.003 of the Texas Finance Code.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: AMARILLO NATIONAL BANK, PO BOX 1 AMARILLO, TX 79105.

POST MATURITY RATE. The Post Maturity Rate on this Note is the lesser of (A) the maximum rate allowed by law or (B) 18.000% per annum based on a year of 360 days. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within twenty (20) days; or (2) if the cure requires more than twenty (20) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance under this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts Lender actually incurs as court costs, lawful fees for filing,

EXHIBIT "A"

Loan No: 7000027388 PROMISSORY NOTE (Continued) Page 2

recording, releasing to any public office any instrument securing this Note; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for this Note, or premiums or identifiable charges received in connection with the sale of authorized insurance.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Texas.

CHOICE OF VENUE. If there is a lawsuit, and if the transaction evidenced by this Note occurred in Potter County, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Potter County, State of Texas.

DISHONORED CHECK CHARGE. Borrower will pay a processing fee of $25.00 if any check given by Borrower to Lender as a payment on this loan is dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by a Security Agreement dated January 31, 2009 securing Promissory Notes.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. **This revolving line of credit shall not be subject to Ch. 346 of the Texas Finance Code.**

REPRESENTATIONS, WARRANTIES, COVENANTS AND CONDITIONS. Borrower acknowledges that Borrower is relying solely on his own investigation and due diligence and not on any advice, act, statement, or omission of any advice, act or statement of Lender whatsoever, regarding the risk, nature, character, condition, or quality of any property purchased or investment made with the proceeds of this Note.

REPRESENTATIONS AND PROMISES WITH RESPECT TO BORROWER. I represent and promise to Lender that my correct legal name and address is: Church Loans & Investments Trust, P. O. Box 8203, Amarillo, Texas 79114-8203.

LOAN AGREEMENT. Note made pursuant to a Loan Agreement dated January 31, 2009.

INTEREST RATE. Notwithstanding the above - the interest rate shall be one of the following rates as chosen by borrower.

RENEWAL AND EXTENSION. This Note is given in renewal and extension and not in novation of the following described indebtedness: the Promissory Note from Borrower to Lender dated January 31, 2006.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

Loan No: 7000027388

PROMISSORY NOTE
(Continued)

Page 3

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

CHURCH LOANS & INVESTMENTS TRUST

By:________________________________
KELLY ARCHER, PRESIDENT of CHURCH LOANS & INVESTMENTS TRUST

LASER PRO Lending, Ver. 5.42.00.004 Copr. Harland Financial Solutions, Inc. 1997, 2009. All Rights Reserved. - TX L:\CFI\WIN\CFI\LPL\D20.FC TR-8277 PR-4

EXHIBIT "B"

$____________ Promissory Note ____________

For value received, the undersigned Church Loans & Investments Trust, ("Maker"), as principal, promises to pay to the order of AMARILLO NATIONAL BANK ("Bank"), at the Banking house of Amarillo National Bank, in Amarillo, Potter County, Texas or at such other place as the holder hereof may designate from time to time, the principal sum of ________________ dollars ($_________) in legal and lawful money of the United States of America together with interest on the principal amount outstanding from time to time at a variable rate equal to one of the following as selected by Maker as hereinafter provided:

(whether or not such rate as announced or published is the lowest rate of interest by Bank to its borrowers) but in no event shall the rate of interest charged hereon be less than 4% per annum or more then the lesser of 7.5% per annum or the highest rate permitted by applicable law. Subject to such limitation, interest shall be calculated on the total number of days elapsed and shall be based on a 360-day year. The "highest rate permitted by applicable law" means the greater of (a) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note or (b) the "Weekly Ceiling" as referred to in Sections 303.002 and 303.003 of the Texas Finance Code, as amended.

The principal and interest hereof shall be due and payable in twenty (20) quarterly installments to effect a five year amortization as follows:

(A) ________________ equal quarterly installments of $________ each (or such lesser amount as shall represent the entire principal balance and accrued interest outstanding at the time of such installment.) The first such installment shall be due and payable on the 1st day of May, 20___, and one such installment shall be due and payable on the 1st of each August, November and February thereafter until and including ______________ 1st, 20__. Each installment shall be applied first to the payment of accrued interest and the remainder of each installment shall be applied to the reduction of unpaid principal.

(B) On the 1st day of _______________, 20__, the final quarterly installment of the then unpaid principal balance and accrued interest shall be due and payable.

The makers hereof reserve the right to prepay this Note in any amount at any time prior to maturity without premium or penalty. Any prepayment shall be applied first toward the payment of accrued interest and then toward the payment of principal. The records of the Holder shall be prima facie evidence of amounts owing on this Note.

This Note is executed in part in renewal and extension of the outstanding balance owed upon that certain Promissory Note, executed by the Maker hereof pursuant to that certain Loan Agreement dated January 31, 2009, by and between the Maker hereof and Bank, ("the Loan Agreement") such note being dated January 31, 2009, being in the principal sum of $49,000,000, payable to Bank, which note was secured by the pledge and assignment of certain real estate lien notes together with the liens and mortgages securing same, all as provided in the Loan Agreement, which pledges and assignments are acknowledged and confessed to be valid security interests and are here renewed and extended to secure this Note. This Note is further secured by the pledge and assignment of certain real estate lien notes together with the liens and mortgages securing same, and by security interests in other collateral, all as provided in the Loan Agreement.

This Note arises out of the terms of the Loan Agreement, to which reference is here made for all purposes, including a further showing of the terms under which payments are required hereunder, advancements will be made hereunder, security for the payment hereof and events of default under which maturity hereof may be accelerated.

In addition to all other security for the payment hereof, the Maker hereof grants to Bank and to all banks which may own an interest in this Note, an express contractual right

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of setoff and a security interest in any type of deposit of Maker in any of such banks, as security for the payment hereof.

Failure to pay any sum hereon when due, failure to pay when due any other sums now or hereafter owed to Bank, failure to carry out other terms hereof, or any event of default under the provisions of the Loan Agreement or any instrument furnishing security for the indebtedness evidenced hereby, shall authorize Bank, at its election, and without notice to any person liable hereunder, to declare this Note immediately due and payable, and shall authorize Bank to exercise all remedies provided hereunder, under the Loan Agreement, as amended, or any instrument furnishing security for the debt evidenced hereby or at law. Failure to exercise any such option granted to Bank immediately after right to same accrues shall not operate as a waiver thereof, the default giving rise to same continuing.

The Maker, sureties, endorsers and guarantors hereof severally waive notice of non payment, notice of protest, demand, presentment for payment, and diligence in bringing suit against any party hereto, and consent to as many extensions of time, and for such periods of time as may be made by Bank, without notice and without releasing any of their liability hereon.

If this Note is placed in the hands of an attorney for collection, or if collection is attempted by suit or through insolvency proceedings, after default, Maker agrees and promises to pay all expenses of collection, including reasonable attorney's fees.

It is the intention of Bank, its successors and assigns, and Maker that this Note and all provisions hereof and all documents security payment hereof and all other agreements by Bank and the Maker hereof conform in all respects to applicable law, so that no payment of interest or other sum construed to be interest shall exceed the highest lawful rate permissible. If, from any circumstances whatsoever, the Maker contracts for payment or pays the highest lawful rate applicable to this transaction, then, ipso facto, the amount contracted for shall be automatically reduced to the highest lawful rate authorized for this transaction. The amount of excess interest paid, if any, shall be applied to the reduction of the principal balance of this Note, if any, and if the principal balance has been full y paid, the excess interest shall be refunded to the Maker hereof, and to the extent permitted by law, thereupon Bank shall not be subject to any penalty provided for the highest lawful rate regardless of when or the circumstances under which such refund or application was made.

The term "Holder" shall include all of Amarillo National Bank's successors and assigns.

CHURCH LOANS & INVESTMENTS TRUST

By: ______________________________

Bill R. McMorries, Chairman

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